                                                                    EXHIBIT 99.1

                        AMERICAN CLAIMS EVALUATION, INC.
                   REPORTS FOURTH QUARTER AND YEAR END RESULTS

JERICHO, NY, June 13, 2006: American Claims Evaluation, Inc. (NASDAQ:AMCE)
announced revenues of $1,141,967 and a net loss of $327,212 ($.07 net loss per share) for the year ended March 31, 2006 as compared to revenues of $1,139,947 and a net loss of $481,232 ($.10 net loss per share) for the year ended March
31, 2005.

                                                Three Months Ended                    Year Ended
                                           ----------------------------     ----------------------------
                                             03/31/06        03/31/05         03/31/06        03/31/05
                                           ------------    ------------     ------------    ------------
                                                    (Unaudited)

Revenues                                    $  274,907     $  281,296       $ 1,141,967     $ 1,139,947

Operating loss                                (143,419)      (149,965)         (613,754)       (605,214)

Loss before income tax expense                 (64,199)      (102,342)         (327,212)       (477,232)

Net loss                                    $  (64,199)    $ (103,342)      $  (327,212)    $  (481,232)

Net loss per share - basic                  $    (0.01)    $    (0.02)      $     (0.07)    $     (0.10)
                                            ===========    ===========      ============    ============
Net loss per share - diluted                $    (0.01)    $    (0.02)      $     (0.07)    $     (0.10)
                                            ===========    ===========      ============    ============
Weighted average shares - basic              4,761,800      4,859,800         4,794,258       4,789,800
Weighted average shares - diluted            4,761,800      4,859,800         4,794,258       4,789,800

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM
Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer,
American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753;
telephone number (516) 938-8000.

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